                            Stock Purchase Agreement

                                      among

                       Main Street America Holdings, Inc.,
                    National Grange Mutual Insurance Company,
                    Main Street America Financial Corporation
                                       and
                    Fund American Enterprises Holdings, Inc.

                                November 1, 1996

                                TABLE OF CONTENTS

                                                                            Page

1.       Purchase and Sale of Stock............................................1

2.       Representations of NGM, MSA Financial, and the Company................2
         2.1.     Organization and Existence...................................2
         2.2.     Capitalization...............................................2
         2.3.     Authorization and Validity; Title to Securities..............4
         2.4.     Approvals and Consents.......................................5
         2.5.     Litigation and Proceedings...................................6
         2.6.     Compliance...................................................6
         2.7.     Financial Statements.........................................6
         2.8.     Properties...................................................8
         2.9.     Taxes........................................................8
         2.10.    Securities Laws..............................................9
         2.11.    Agreements..................................................10
         2.12.    Disclosure..................................................10
         2.13.    Licenses and Permits........................................11
         2.14.    No Conflict.................................................12
         2.15.    Intangible Property and Computer Software...................13
         2.16.    Powers of Attorney, Guarantees..............................13
         2.17.    Operations of the Company...................................13
         2.18.    Insurance Business..........................................15
         2.19.    Agents......................................................16
         2.20.    Reserves....................................................17
         2.21.    No Undisclosed Liabilities..................................17
         2.22.    ERISA.......................................................18
         2.23.    Environmental Matters.......................................20

3.       Representations of the Purchaser.....................................21
         3.1.     Investment..................................................21
         3.2.     Authorization...............................................23
         3.3.     Approvals and Consents......................................23

4.       Agreements Prior to the Closing......................................23
         4.1.     Conduct of Business.........................................23
         4.2.     Access to Information; Consultation.........................25
         4.3.     Cooperation and Reasonable Best Efforts.....................25
         4.4.     Consents and Approvals With Respect to the Purchaser........25
         4.5.     Consents and Approvals With Respect to the Company..........26
         4.6.     Notification of Certain Matters.............................26

         4.7.     Public Announcements........................................27
         4.8.     Guarantee...................................................27

5.       Conditions...........................................................28
         5.1.     Conditions to Purchaser's Obligation........................28
                  (a)      Representations and Warranties.....................28
                  (b)      Officer's Certificate..............................28
                  (c)      Articles, By-Laws, Etc.............................29
                  (d)      Satisfactory Examination...........................29
                  (e)      Legal Opinion......................................29
                  (f)      Only Subsidiaries..................................30
                  (g)      Proceedings and Documents..........................30
                  (h)      Amendment to Pooling Agreement.....................30
                  (i)      Management and Investment Management Agreements....31
         5.2      Conditions to NGM's and the Company's Obligations...........31
                  (a)      Representations and Warranties.....................31
                  (b)      Officer's Certificate..............................31
                  (c)      Articles, By-Laws, Etc.............................32
                  (d)      Legal Opinion......................................32
                  (e)      Purchase of Outstanding Shares.....................32
                  (f)      Proceedings and Documents..........................32
         5.3.     Conditions to All Parties' Obligations......................32
                  (a)      Shareholder Agreement..............................33
                  (b)      Approvals and Consents.............................33
                  (c)      No Orders..........................................33
                  (d)      Litigation.........................................33

6.       Additional Agreements................................................33
         6.1      Amendment to Articles.......................................34
         6.2      Purchase of Shares; Issuance of Non-Voting Stock or Stock
                  Appreciation Rights.........................................34
         6.3      Termination of Prior Agreement..............................34

7.       Right to Participate in Stock Issuances..............................34

8.       Cooperation on Future Projects.......................................37

9.       Registration Rights..................................................37
         9.1.     Piggyback Registration Rights...............................37
         9.2.     Demand Registration Rights..................................38
         9.3.     Registration Procedures.....................................38
         9.4.     Notification................................................39
         9.5.     Indemnification by the Company..............................39
         9.6.     Indemnification by Shareholders.............................40

         9.7.     Reports Under Securities Exchange Act of 1934...............41
         9.8.     Termination of Registration Rights..........................42
10.      Survival; Indemnification............................................42
         10.1.    Survival of Representations and Warranties..................42
         10.2.    Indemnification.............................................43
         10.3.    Threshold to Indemnification................................46

11.      Termination..........................................................46
         11.1.    Termination.................................................46
         11.2.    Effect of Termination.......................................48

12.      Amendments and Waivers...............................................48

13.      Costs and Expenses...................................................48

14.      Brokers..............................................................49

15.      Binding Effect; Assignment...........................................49

16.      Notices..............................................................49

17.      Governing Law........................................................50

18.      Severability.........................................................50

19.      No Third Party Beneficiaries.........................................50

20.      Captions.............................................................50

21.      Counterparts.........................................................50

22.      Construction of Agreement............................................50

                                LIST OF EXHIBITS


Exhibit 1 (Purchase Price Adjustment Formula)

Exhibit 2 (Disclosure Statement)

Exhibit 3 (Amendment to By-Laws of the Company)

Exhibit 4 (Pooling Agreement/Amendment)

Exhibit 5 (Management Agreement)

Exhibit 6 (Investment Management Agreement)

Exhibit 7 (Shareholder Agreement)

                            STOCK PURCHASE AGREEMENT


         THIS AGREEMENT is entered into as of November 1, 1996, among Main Street America Holdings, Inc., a New Hampshire corporation with an address of 55 West Street, Keene, New Hampshire 03431 (the "Company"), National Grange Mutual Insurance Company, a mutual insurance company organized under the laws of New Hampshire, also with an address of 55 West Street, Keene, New Hampshire 03431 ("NGM), Main Street America Financial Corporation, a New Hampshire corporation also with an address of 55 West Street, Keene, New Hampshire 03431 ("MSA Financial") and Fund American Enterprises Holdings, Inc., a Delaware corporation with an address of 80 South Main Street, Hanover, New Hampshire 03755 (the "Purchaser").

         NGM, the Company, MSA Financial, and the Purchaser hereby agree as follows:

         1. Purchase and Sale of Stock. In reliance upon the representations and warranties made herein and subject to the terms and conditions hereof, (i) MSA Financial agrees to contribute to the Company, in consideration of the receipt of 83,809 shares of the $.01 par value common stock of the Company, all of the issued and outstanding stock held by MSA Financial in the following subsidiaries: MSA Information Systems and Services Corporation ("MSAISS"), Main Street America Capital Corporation ("MSA Capital"), Guilderland Reinsurance Company ("Guilderland"), and Old Dominion Insurance Company ("Old Dominion") (the forgoing subsidiaries, together with Main Street America Assurance Company ("MSAAC") being referred to collectively hereinafter as the "Subsidiaries") and
(ii) the Company agrees to issue and the Purchaser agrees to buy 176,382 shares of the $.01 par value common stock of the Company (the "Shares") at a price of $341.56 per share, for an aggregate purchase price of $60,245,035.92.

The purchase price will be subject to adjustment as of December 31, 1997, according to the procedure described in Exhibit 1 attached hereto and incorporated herein. The purchase will occur at a closing (the "Closing") to be held at 10:00 a.m. at the offices of the Company, 55 West Street, Keene, New Hampshire, on December 31, 1996, or at such other place or such other time or on such other date as the parties may mutually agree upon in writing (the "Closing Date"). Payment will be made by wire transfer to the account of the Company, against delivery to the Purchaser of a certificate representing the Shares.

         2. Representations of NGM, MSA Financial, and the Company. NGM, MSA Financial, and the Company represent and warrant as follows:

                  2.1. Organization and Existence. Each of the Company and the Subsidiaries is duly organized and validly existing in good standing in its state of organization, and is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on its business. As of the Closing, the only subsidiaries of the Company will be the Subsidiaries identified in Section 1.

                  2.2. Capitalization. As of the Closing, taking into account the transactions contemplated hereby, the Company's total authorized capital stock will consist of 20 million shares of voting common stock, $.01 par value, of which 533,976 shares will be issued and outstanding, and 50,000 shares of non-voting common stock, none of which will be issued and outstanding. The total authorized capital stock, par value, and number of shares issued and outstanding for each of the Subsidiaries are as follows:

                              Authorized           Class and       Shares Issued
        Subsidiary             Shares              Par Value     and Outstanding

         MSA-ISS                  5,000           Common Stock             5,000
                                                $100 par value

         MSA Capital            100,000           Common Stock            26,000
                                                $.01 par value

         Guilderland          4,000,000           Common Stock         2,426,282
                                               $1.00 par value

         Old Dominion         2,500,000           Common Stock         2,000,000
                                               $1.00 par value

         MSAAC                  150,000           Common Stock            75,000
                                                $100 par value

As of the Closing, the Company will be the record and beneficial owner of 100 percent of the issued and outstanding capital stock of each Subsidiary, except for Guilderland. As of the Closing, the Company will be the record and beneficial owner of 2,051,960 shares, representing approximately 84.57 percent, of Guilderland's issued and outstanding common stock. Immediately prior to the Closing, MSA Financial will be the record and beneficial owner of 183,179 shares of the Company's voting common stock, representing approximately 66.9 percent of the Company's issued and outstanding capital stock. Immediately after the Closing, MSA Financial will be the record and beneficial owner of 266,988 shares of the Company's voting common stock, representing exactly 50 percent of the Company's issued and outstanding voting common stock. NGM is the record and beneficial owner of 100 percent of MSA Financial's issued and outstanding capital stock.

     All the outstanding shares of the Company's capital stock have been duly authorized and validly issued, and are fully paid and nonassessable. All shares of the Company's capital stock owned by MSA Financial and, to the best of the Company's knowledge, all shares of such stock owned by the Purchaser are subject to no Liens (as defined in Section 2.3) or restrictions except restrictions on transfer imposed by applicable securities laws and by the Shareholder
Agreement dated December 31, 1994 (the "Old Shareholder Agreement") and as contemplated by the Shareholder Agreement of approximate even date herewith between MSA Financial and the Purchaser, and joined in by the Company and NGM (the "New Shareholder Agreement") . There are outstanding no options, warrants, conversion rights, preemptive rights or other statutory or contractual rights to purchase shares of capital stock or other securities of the Company, nor has the Company authorized any such right, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities, except as contemplated by the Old and New Shareholder Agreements.

     The offer and sale of all shares of capital stock or other securities of the Company issued prior to the Closing complied with or were exempt from all federal and state securities laws.

                  2.3. Authorization and Validity; Title to Securities. Each of NGM, MSA Financial, and the Company has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by each of NGM, MSA Financial, and the Company, and the issuance of the Shares has been duly authorized by the Company. This Agreement constitutes a legal, valid and binding obligation of each of NGM, MSA Financial, and the Company, enforceable against each of them in accordance with its terms. The Shares, when issued and delivered for the consideration stated herein, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any lien, mortgage, charge, pledge, security interest, claim, right of first refusal or other limitation on transfer or other encumbrance (any of the foregoing, a "Lien"), except as provided in the New Shareholder Agreement. The issuance, sale and delivery of the Shares as contemplated by this Agreement are not and will not be subject to any preemptive right, right of first refusal or other right or restriction, except for rights under the Stock Purchase Agreement among the Company, NGM, and the Purchaser dated as of December 28, 1994 (the "Old Stock Purchase Agreement"), which rights all of the parties hereby expressly waive. Upon issuance of the Shares as aforesaid, the Purchaser will acquire good and marketable title to the Shares, free and clear of any Liens, except as provided in the New Shareholder Agreement.

                  2.4. Approvals and Consents. Except for compliance with the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the filing of Form A with, and approval by, the New Hampshire Insurance Commissioner, the Florida Insurance Commissioner, and the New York Insurance Commissioner, and approval of the Management Agreement and the Investment Management Agreement described in section 5.1(i) by the insurance commissioners of New Hampshire, New York, Florida, and Pennsylvania (which approvals are listed in the Disclosure Statement annexed hereto as Exhibit 2 (the "Disclosure Statement")), no notice, approval or filing with any court or governmental body and no consent from any person is necessary for the making or performance by NGM or the Company of this Agreement or the consummation of the transactions contemplated hereby.

                  2.5. Litigation and Proceedings. All litigation and proceedings pending or known by NGM, MSA Financial, or the Company to be threatened involving claims of over $100,000 and relating to the business or assets of the Company or any Subsidiary are described in the Disclosure Statement. There is no litigation or proceeding pending or known by NGM, MSA Financial, or the Company to be threatened involving the business or assets of the Company or any Subsidiary other than claims in the ordinary course of the Subsidiaries' insurance business, and all such claims over $100,000 are described in the Disclosure Statement. No litigation or proceeding is pending, or known by NGM, MSA Financial, or the Company to be threatened, the outcome of which might have a material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of the Company or any Subsidiary.

                  2.6. Compliance. The Company and each Subsidiary are in compliance with their charters and by-laws and are in material compliance with (a) all laws, judgments, orders, rules and regulations applicable to the Company or any Subsidiary, or their businesses or any of their assets and (b) all agreements, obligations and instruments binding upon any of them, except as disclosed in the Disclosure Statement. The making and performance of this Agreement, and the consummation of the transactions contemplated hereby by NGM, MSA Financial, and the Company, will not violate any of the foregoing matters.

                  2.7. Financial Statements. MSA Financial's consolidated balance sheet and statements of income, retained earnings and cash flows for the fiscal years ending December 31, 1994, and December 31, 1995, true and complete copies of which are attached to the Disclosure Statement, fairly present the financial condition and results of operations of MSA Financial and its subsidiaries at all dates and for all periods covered thereby in accordance with generally accepted accounting principles, consistently applied, except as therein noted. The Company and the Subsidiaries have no material liability, contingent or otherwise, not disclosed in such statements. Since September 30, 1996, there has been no change, event or development which, individually or in the aggregate, has now or is reasonably likely to have a material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of the Company or any Subsidiary or the ability of NGM, MSA Financial, or the Company to perform its obligations hereunder, or to consummate the transactions contemplated by this Agreement, the Disclosure Statement, and any other agreement, certificate, report or document delivered pursuant to or contemplated by this Agreement (collectively, the "Transaction Agreements") , and neither the Company nor any Subsidiary has engaged in any material transaction outside the ordinary course of business consistent with past practice.

     The annual statements of Guilderland, Old Dominion and MSAAC (hereinafter referred to collectively as the "Insurance Subsidiaries") filed with or submitted to the departments of insurance in their respective states of domicile for the fiscal years ending December 31, 1994 and December 31, 1995 (the "Annual Statements") and the quarterly statements of the Insurance Subsidiaries filed with or submitted to the departments of insurance in their respective states of domicile for the quarters ending March 31 and June 30, 1996 (the "Quarterly Statements"), true and complete copies of which have been provided to the Purchaser, were prepared on forms prescribed or permitted by the appropriate departments of insurance and fairly present the statutory assets, liabilities, capital and surplus, results of operations and cash flows of the Insurance Subsidiaries at all dates and for the periods covered thereby in accordance with statutory accounting principles consistently applied (except as set forth in the notes, exhibits or schedules thereto), subject in the case of quarterly financial statements to year-end adjustments, and complied in all respects with all applicable laws.

                  2.8. Properties. The Company and the Subsidiaries have good title to all assets used by them in their business, free of any Lien, except as disclosed in the Disclosure Statement. The Company and each Subsidiary enjoy peaceful and undisturbed possession under all leases under which they are operating, and all such leases are valid and subsisting and in full force and effect.

                  2.9. Taxes. (a) The Company and the Subsidiaries and any affiliated entity with which they have filed or were required to file consolidated or combined tax returns (the "Tax Affiliates"), have timely filed all returns, schedules and declarations (including withholding and information returns) ("Tax Returns") relating to federal, state, local or foreign income, franchise, capital, payroll, property, sales, use, excise, employment or other taxes, including any interest, additions to tax or penalties with respect to the foregoing ("Taxes" or "Tax"), which are required to be filed in any jurisdiction. All of the information in such Tax Returns is complete and accurate in all material respects, and such Tax Returns accurately reflect in all material respects the Tax liabilities of the Tax Affiliates, and (to the extent required to be included or reflected in such Tax Returns) all items relevant to their future Tax liabilities, including the tax bases of their respective properties and assets. The Tax Affiliates have paid in full all Taxes (including any interest, addition to tax or penalties) required to be paid with respect to the periods covered by such Tax Returns, and have made all deposits of Taxes required by the relevant taxing authorities. The Tax Affiliates have fully accrued in their financial statements all

Taxes for any period through that date that are not yet due. The Tax Affiliates have made all payments of Taxes required to be deducted and withheld from the wages paid to their respective employees.

                  (b) None of the Tax Affiliates is delinquent in the payment of any Taxes or has requested any extension of time within which to file any Tax Returns that have not been filed, and no deficiencies for any Taxes have been claimed, proposed or assessed. None of the Tax Affiliates has agreed to any currently effective extensions of time for the assessment or payment of any Taxes payable by it.

                  (c) Other than adjustments or additions to Taxes payable by any of the Tax Affiliates for the year ending December 31, 1996, or any prior year as a result of any future determination by any federal, state, local, or foreign taxing authority that any Insurance Subsidiary's loss or loss adjustment expense reserves or other deductions were overstated for any such year, neither NGM, MSA Financial, nor the Company knows of any actual, threatened, or proposed Tax assessment or adjustment with respect to any of the Tax Affiliates or any of their respective assets or operations for any prior taxable period or of any basis therefor. No examination by any taxing authority of the Tax Returns, or of any forms or information of or relating to the business of the Company or any Subsidiary, is currently in progress or threatened.

                  (d) Neither the Company nor any Subsidiary has filed or will file on or before the Closing Date an election under Section 341(f) of the Internal Revenue Code.

                  2.10. Securities Laws. The issuance and sale by the Company of the Shares in accordance with the terms of this Agreement will not require registration under the Securities Act of 1933 or any state securities laws, and is otherwise in compliance with all such laws.

                  2.11. Agreements. Neither the Company nor any Subsidiary is a party to or bound by any oral or written agreement, arrangement, lease or commitment extending beyond the first anniversary of the Closing Date, involving total payments by any of them of more than $100,000 in the aggregate during the calendar year ending December 31, 1996, or which cannot be canceled by the Company or the Subsidiary without penalty or further payment or without more than 30 days' notice (including without limitation leases, purchase orders or contracts, employment contracts, consulting contracts, union contracts, loan agreements, bonuses, incentive compensation, pension, profit-sharing, employee benefit or stock option plans or arrangements), or is liable with respect to any indebtedness for money borrowed or is a party to any such agreement with NGM, MSA Financial or any affiliate thereof, except as set forth in the Disclosure Statement. Except as set forth in the Disclosure Statement, the Company and the Subsidiaries are in material compliance with all material agreements, obligations or instruments binding on them, and all such agreements, obligations and instruments necessary for the operation of the Company's business and that of the Subsidiaries as previously operated are in full force and effect and the Company and the Subsidiaries are entitled to the benefits thereof, and to the knowledge of NGM, MSA Financial, and the Company, no party to such material agreements, obligations or instruments plans or otherwise intends to discontinue such agreement, obligation or instrument upon renewal or otherwise as a result of the transactions contemplated by this Agreement or otherwise.

                  2.12. Disclosure. All copies of agreements, documents and papers delivered by NGM, MSA Financial, the Company or any Subsidiary to the Purchaser in connection with the transactions contemplated by this Agreement, including without limitation the Disclosure

Statement, were prepared and delivered in good faith and are accurate and complete copies thereof. Neither this Agreement, nor anything in writing furnished to the Purchaser on behalf of NGM, MSA Financial, the Company or any Subsidiary in connection with this Agreement and related transactions, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.
There is no fact within the special knowledge of any of the executive officers of NGM, MSA Financial, or the Company which has not been disclosed to the Purchaser and which may, insofar as they can now reasonably foresee, materially adversely affect the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise) , results of operations, business or prospects of the Company or any Subsidiary.

                  2.13. Licenses and Permits. The Company and the Subsidiaries are duly licensed, with all requisite permits and qualifications, as required by applicable law for the purpose of conducting their respective businesses or owning their respective properties or both, in each jurisdiction in which they do business or own property, or in which such license, permit or qualification is otherwise required and where the failure to have such license, permit or qualification would or could reasonably be expected to have a material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of the Company or any Subsidiary. The Company and the Subsidiaries are in compliance with all such licenses, permits and qualifications. The Disclosure Statement includes a list of all such licenses, permits and qualifications, and the expiration dates thereof. There are no proceedings, pending or threatened, to revoke or terminate any such presently existing license, permit or qualification of the Company or any Subsidiary, and neither NGM, MSA Financial, nor the Company knows of any reason why any such license, permit or qualification would not be renewed in the ordinary course.

                  2.14. No Conflict. Assuming compliance with the governmental and regulatory requirements described in Sections 2.4 and 3.3 of this Agreement, the execution, delivery and performance of this Agreement by NGM, MSA Financial, and the Company and the consummation of the transactions contemplated hereby will not (i) conflict with any of the terms or provisions of the articles of incorporation or bylaws of NGM, MSA Financial, the Company or any Subsidiary; (ii) conflict with, result in a breach, modification, termination or violation of, give rise to a default or a right of termination or modification under, or result in the acceleration of performance under, with or without the giving of notice or passage of time or both, any provision of any mortgage, lease, agreement (including, without limitation, any reinsurance agreement), note, bond, indenture, guarantee, statute, regulation, ordinance, writ, injunction, order, judgment, award, license, permit or decree to which NGM, MSA Financial, the Company or any Subsidiary is a party or by or to which any of them or any of their respective assets or properties may be bound or subject, which conflict, breach, modification, termination, violation, default or right of acceleration would or could reasonably be expected to have a material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of the Company or any Subsidiary; or (iii) give rise to the imposition of any security interest or Lien of any nature upon any of the assets of the Company or any Subsidiary, which imposition would or could reasonably be expected to have a material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of the Company or any Subsidiary.

                  2.15. Intangible Property and Computer Software. The Company and the Subsidiaries own, have registered, or have valid rights to use all trademarks, trade names, copyrights and computer software that are necessary for the conduct of their businesses as now being conducted. Neither the Company nor any Subsidiary has received written notice that it is infringing any trademark, trade name registration, copyright or any application pending therefor.

                  2.16. Powers of Attorney, Guarantees. Neither the Company nor any Subsidiary has any obligation to act under any outstanding power of attorney or any obligation or liability, either accrued, accruing or contingent, as guarantor, surety, co-signer, endorser (other than for purposes of collection in the ordinary course of business of the Company or the Subsidiary, as the case may be), co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

                  2.17. Operations of the Company. Except as set forth in the Disclosure Statement, since December 31, 1995, neither the Company nor any Subsidiary has:

                            (a) amended its articles of incorporation or
bylaws (except for amendments to the Company's articles of incorporation increasing the number of its authorized shares of voting common stock and providing for a class of non-voting common stock and amendments to the Company's by-laws modifying the provisions regarding election of directors and participation in board meetings, copies of which amendments have been provided to the Purchaser) or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights or privileges of its outstanding capital stock or the character of its business;

                            (b) except for the transactions contemplated by
this Agreement, issued or sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock or any of its bonds, notes, debentures or other evidences of indebtedness;

                            (c) entered into or amended any agreement with
any labor union or association representing any employee, made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or made any commitment or agreement to make or pay the same, other than in the ordinary course of business;

                            (d) incurred any indebtedness for borrowed money
or incurred or assumed any other liability (other than liabilities to policyholders under policies of insurance and annuities issued by the Subsidiaries and pursuant to coinsurance and reinsurance treaties entered into in the ordinary course of business);

                            (e) except for the transactions contemplated by
this Agreement, declared or paid any dividends or declared or made any other distributions of any kind to its shareholders or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

                            (f) made any change in its accounting methods or
practices, including, without limitation, any change with respect to establishment of reserves, or made any change in depreciation or amortization policies or rates adopted by it, except as required by law, generally accepted accounting principles, or statutory accounting practices;

                            (g) made any loan or advance to its shareholders
or to any of its directors, officers or employees, consultants, agents or other representatives;

                            (h) entered into any lease (as lessor or lessee)
under which the Company or any Subsidiary would be obligated to make or would receive payments in any one year of $100,000 or more; sold, abandoned or made any other disposition of any of its assets or properties other than in the ordinary course of business; granted or suffered any Lien on any of its assets or properties;

                            (i) made any acquisition of all or a substantial
part of the assets, properties, securities or business of any other person;

                            (j) paid, directly or indirectly, any of its
material liabilities before the same became due in accordance with its terms or other than in the ordinary course of business;

                            (k) terminated or failed to renew, or received
any written threat to terminate or fail to renew, or amended any contract or other agreement that is or was material to the Company or the Subsidiary; or

                            (1) entered into any other contract or other
agreement or other transaction that materially increases the liability of the Company or the Subsidiary.

                  2.18. Insurance Business. All policies of insurance issued by the Subsidiaries are, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection. Any premium rates required to be filed with or approved by insurance regulatory authorities have been so filed or approved, and the premiums charged conform thereto.

                  2.19. Agents. (a) Except as set forth in the Disclosure Statement, no insurance agent or group of related agents accounted for more than two percent of the gross premium income of any Subsidiary in the year ended either December 31, 1994, or December 31, 1995, or for the nine-month period ended September 30, 1996.

                          (b) Except as set forth in the Disclosure
Statement, there are no side agreements or other agreements (whether oral or written) between any Subsidiary and its agents, managers or brokers which require the payment of total compensation in excess of the highest amount payable under the most favorable standard form contract offered by the Subsidiary to its agents, managers or brokers in existence on the date hereof and on the Closing Date.

                          (c) Each of the contracts and other agreements
between each Subsidiary and its agents, managers or brokers is valid, binding and in full force and effect in accordance with its terms except as may be limited by the effect of bankruptcy, insolvency or similar laws affecting creditor's rights generally or by general principles of equity. No Subsidiary is in default in any material respect with respect to any such contract or other agreement and no such contract or other agreement contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement or any other provision which would be altered or otherwise become applicable by reason of such transactions.

                  2.20. Reserves. Except as set forth in the Disclosure Statement, each reserve and other liability item listed in the Subsidiaries' annual statements and quarterly statements referred to in Section 2.7 of this Agreement (the "Reserve Liabilities") was computed in accordance with commonly accepted actuarial standards consistently applied, and is fairly stated in accordance with sound actuarial principles, is based on actuarial assumptions which produce reserves at least as great as those called for in any policy or contract provision as to reserve basis and method, and is in accordance with all other policy or contract provisions and meets the requirements of the insurance laws and regulations of all applicable jurisdictions. Adequate provision for all such Reserve Liabilities has been made (under commonly accepted actuarial principles consistently applied) to cover the total amount of all matured and unmatured benefits, claims and other liabilities of the Subsidiaries under all insurance policies under which any Subsidiary has any liability (including, without limitation, any liability arising under or as a result of any reinsurance, coinsurance or other similar agreement) based on commonly accepted actuarial assumptions as to future contingencies which are reasonable and appropriate under the circumstances.

                  2.21. No Undisclosed Liabilities. There are no liabilities of the Company or any Subsidiary, other than liabilities (i) reflected or reserved against on the consolidated financial statements of MSA Financial referred to in Section 2.7, (ii) disclosed in the Disclosure Statement or
(iii) incurred since September 30, 1996 in the ordinary course of business consistent with past practice and which do not and are not reasonably likely to have a material adverse effect upon the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise) , results of operations, business or prospects of the Company or any Subsidiary.

                  2.22. ERISA. (a) The Disclosure Statement sets forth each plan, agreement, arrangement or commitment which is an employment or consulting agreement, incentive compensation plan, deferred compensation agreement, employee pension, profit sharing or savings plan, employee stock option or stock purchase plan, group life, health, or accident insurance, severance, holiday, vacation, Christmas or other bonus plans or any other employee benefit plan, agreement, arrangement or commitment, including, without limitation, any commitment arising under the laws of any jurisdiction (including, but not limited to, "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by NGM, MSA Financial, the Company, or any Subsidiary or by Green Tree Insurance Company or American Loyalty Insurance Company for any present or former employees, officers or directors of any of such entities ("Personnel") or with respect to which the Company or any Subsidiary has liability or makes or has an obligation to make contributions ("Employee Plans") .

                           (b) The Company has provided the Purchaser with
(1) copies of all Employee Plans or, in the case of an unwritten plan, a written description thereof and (2) copies of the most recent annual, financial and actuarial reports and Internal Revenue Service determination letters relating to such Employee Plans.

                           (c) There are no Personnel who are entitled to (1)
any pension benefit that is unfunded or (2) any pension or other benefit to be paid after termination of employment other than required by Section 601 of ERISA and no other benefits whatsoever are payable to any Personnel after termination of employment (including retiree medical and death benefits) .

                           (d) There are no actions, suits or claims pending
or threatened (other than routine noncontested claims for benefits) and no set of circumstances exist which may reasonably give rise to such a claim against an Employee Plan or administrator or fiduciary of any such Employee Plan. As to each Employee Plan for which an annual report is required to be filed under ERISA or the Internal Revenue Code, all such filings, including schedules, have been made on a timely basis and with respect to that most recent report regarding each such Employee Plan liabilities do not exceed assets, and no material adverse change has occurred with respect to the financial materials covered thereby.

                           (e) Neither the Company, any of the Subsidiaries,
nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Employee Plans (or their trusts), the Company, any Subsidiary, or any person whom the Company or any Subsidiary has an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Internal Revenue Code or Section 502 of ERISA.

                           (f) None of the assets of the Employee Plans is
invested in any property constituting employer real property or an employer security within the meaning of Section 407(d) of ERISA.

                           (g) The events contemplated by this Agreement
(either alone or together with any other event) will not (1) entitle any Personnel to severance pay, unemployment compensation, or other similar payments, (2) accelerate the time of payment or vesting or increase the amount of (i) benefits due under any Employee Plan or (ii) compensation to any Personnel, (3) result in any payments (including parachute payments) becoming due to any Personnel, or (4) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Employee Plan.

                  2.23. Environmental Matters. Except as described in the Disclosure Statement:

                           (a) No litigation, suits, claims, proceedings or
investigations or private
or governmental enforcement actions or orders are pending, or, to NGM's, MSA Financial's, or the Company's knowledge, threatened against the Company or any Subsidiary with respect to any Hazardous Material or applicable Environmental Law (both as defined below).

                           (b) None of NGM, MSA Financial, the Company or any
Subsidiary has received any notice from any governmental authority or other person of any claims or potential violations by the Company or any Subsidiary of (or liability under) any Environmental Law.

                           (c) Neither NGM, MSA Financial, nor the Company
knows of (i) any activity on any of the properties presently or formerly owned or operated by the Company or any Subsidiary which was conducted, or is being conducted, in violation of any Environmental Law, or (ii) any actual or threatened release (including, without limitation, any spill, discharge, leak, emission, ejection, escape or dumping) or improper or inadequate storage of, or contamination caused by, any Hazardous Material on or under any of the properties of the Company or any Subsidiary, which in any of such cases would or could reasonably be expected to have a material adverse effect upon the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of the Company or any Subsidiary.

                           For purposes of this Section 2.23, "Environmental
Law" means any applicable law (including regulations thereunder) relating to environmental matters or Hazardous Materials; "Hazardous Material" means any material, substance, waste, pollutant or other matter that is defined as a hazardous material, hazardous substance, hazardous waste, toxic material, toxic substance or other term having a similar meaning under applicable law or is otherwise subject to elimination, abatement, removal, remediation or cleanup under applicable law.

         3. Representations of the Purchaser. The Purchaser represents and warrants as follows:

                  3.1. Investment. (a) The Purchaser understands that the Shares have not been registered under the Securities Act of 1933 or qualified under any state securities laws on the ground, among others, that no distribution or public offering of the Shares is to be effected, and that in this connection the Company is relying in part on the representations of the Purchaser set forth herein.

                           (b) The Purchaser intends to acquire the Shares
for its own account and for the purpose of investment, and not with a view to distribution or resale thereof.

                           (c) The Purchaser is able to bear the economic
risk of an investment in the Shares and can afford to sustain a total loss on its investment.

                           (d) The Purchaser is an experienced and
sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has sufficient knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the Shares. It has not been formed or organized for the specific purpose of acquiring the Shares. The Purchaser has had, during the course of this transaction and prior to its purchase of the Shares, the opportunity to ask questions of, and receive answers from, the Company, NGM, and NGM's management concerning NGM, the Company and the Subsidiaries and the terms and conditions of this Agreement. The Purchaser hereby acknowledges that it or its representatives have received all information that it considers necessary for evaluating the risks and merits of acquiring the Shares and for verifying the accuracy of any information furnished to it or to which it had access. The Purchaser represents and warrants that the nature and amount of the Shares it is purchasing are consistent with its investment objectives, abilities and resources.

                           (e) Immediately prior to the Closing, the
Purchaser or its wholly owned subsidiary, White Mountains Holdings, Inc., will be the record and beneficial owner of 90,606 shares of the Company's capital stock.

                           (f) The Purchaser represents and warrants that its
purchase of the Shares and its performance of this Agreement and of the transactions contemplated hereby will not result in the Purchaser's being deemed an investment company as that term is defined in the Investment Company Act of 1940.

                           (g) The Purchaser understands that there is no
public market for the Shares and that there may never be a public market, and that even if a market develops it may never be able to sell or dispose of the Shares and may thus have to bear the risk of its investment for a substantial period of time, or forever. The Purchaser is aware that none of the Shares may be sold pursuant to Rule 144 adopted under the Securities Act of 1933 unless and until the terms and conditions of the rule have been met.

                  3.2. Authorization. This Agreement has been duly authorized, executed, and delivered by the Purchaser, and constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

                  3.3. Approvals and Consents. Except as stated in Section 2.4, no consent or approval of any court, government body, or other person is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         4.       Agreements Prior to the Closing.

                  4.1. Conduct of Business. From the date hereof until the Closing Date or the date of any termination of this Agreement (a) the Company will not, and NGM and the Company will not permit any Subsidiary to, conduct their or its operations other than in the ordinary course of business consistent with past practice, (b) NGM and the Company will not, and NGM and the Company will not permit any Subsidiary to, knowingly take any action that would, or could be reasonably expected to, result in any of the representations and warranties set forth in this Agreement not being true in all material respects or result in any of the conditions to Closing set forth in this Agreement not being satisfied, and (c) the Purchaser will not knowingly take any action that would, or could be reasonably expected to, result in any of the representations and warranties set forth in this Agreement not being true in all material respects or result in any of the conditions to closing set forth in this Agreement not being satisfied. Without limiting the generality of the foregoing, during the period from the date hereof until the Closing Date, except as otherwise required or expressly permitted by this Agreement or the transactions contemplated hereby, the Company will not, and NGM and the Company will not permit any Subsidiary to directly or indirectly (i) amend its articles of incorporation or by-laws, (ii) without the consent of the Purchaser, authorize for issuance, issue, sell, deliver or agree to commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents, including, without limitation, any stock options or stock appreciation rights, (iii) split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, purchase or otherwise acquire (or agree to redeem, purchase or otherwise acquire) any of its securities, (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization,
(v) except as may be required by generally accepted accounting principles or statutory accounting practices prescribed or permitted by applicable law or insurance regulatory authorities in its state of domicile, make any material change in any financial reporting or accounting practices either not in accordance with past practice or which would or could reasonably be expected to have a material adverse effect on any of them, or make any tax election which would or could reasonably be expected to have a material adverse effect on any of them, (vi) amend or terminate the Pooling Agreement, or (vii) take any of the actions described in Section 2.17.


                  4.2. Access to Information; Consultation. From the date hereof until Closing, NGM, MSA Financial, and the Company will allow the Purchaser and its authorized representatives to have access to the books, records, facilities and personnel of the Company and the Subsidiaries, and, as deemed necessary by the Purchaser in connection with its review of the advisability to it of the transactions contemplated hereby, NGM and MSA Financial. NGM, MSA Financial, and the Company will cause their respective employees and representatives and the employees and representatives of the Subsidiaries to cooperate in good faith with the Purchaser and its authorized representatives in connection with any such access.

                  4.3. Cooperation and Reasonable Best Efforts. Subject to the terms and conditions hereof, each of the parties hereto will cooperate with each other in connection with consummating the transactions contemplated by this Agreement, and each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

                  4.4. Consents and Approvals With Respect to the Purchaser. As soon as practicable after the execution of this Agreement, the Purchaser will use commercially reasonable efforts to obtain all approvals and consents of, and will make all filings with and give all notices to, all governmental authorities and other persons, including, without limitation, (a) the insurance departments of the states of New Hampshire, New York and Florida and of any other state where approval is required, and (b) pursuant to the HSR Act, the Federal Trade Commission and the United States Department of Justice, that are necessary to be made or given by the Purchaser in order to consummate the transactions contemplated by this Agreement or any other Transaction Agreements contemplated hereby.

                  4.5. Consents and Approvals With Respect to the Company. As soon as practicable after the execution of this Agreement, NGM, MSA Financial, and the Company will use commercially reasonable efforts to obtain all approvals and consents of, and make all filings with and give all notices to, all governmental authorities and other persons including, without limitation, (a) the insurance departments of the states of New Hampshire, New York and Florida and of any other state where approval is required with respect to the contribution by MSA Financial of its equity interest in Guilderland and Old Dominion to the Company, and (b) pursuant to the HSR Act, the Federal Trade Commission and the United States Department of Justice, that are necessary to be made or given by NGM, MSA Financial or the Company in order to consummate the transactions contemplated by this Agreement or any other Transaction Agreements contemplated hereby.

                  4.6. Notification of Certain Matters. NGM, MSA Financial, and the Company will give prompt written notice to the Purchaser and the Purchaser will give prompt written notice to NGM, MSA Financial, and the Company, in each case as may be appropriate, of (i) the occurrence or nonoccurrence of any event which causes or could reasonably be expected to cause any representation or warranty made by such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of the notifying party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.6 will not cure the failure or limit or otherwise affect the remedies available hereunder to the parties receiving the notice. Without limiting the generality of the foregoing, from the date hereof through the Closing, NGM, MSA Financial, and the Company will promptly notify the Purchaser of any action or proceeding of the type required to be described in Section 2.5 hereof that is commenced or, to the knowledge of NGM, MSA Financial, or the Company, threatened involving the business or assets of the Company or any Subsidiary.

                  4.7. Public Announcements. NGM, MSA Financial, and the Company will notify the Purchaser and the Purchaser will notify NGM, MSA Financial, and the Company prior to issuing any press release or making any public statement pertaining to this Agreement or any other Transaction Agreement contemplated hereby or the transactions contemplated hereby or thereby, and will not issue any such press release or make any such public statement without obtaining the approval of the Purchaser or NGM, MSA Financial, and the Company, as the case may be, which approval will not be unreasonably withheld.

                  4.8. Guarantee. Subject to the last sentence of this paragraph, NGM hereby unconditionally guarantees the performance by MSA Financial and the Company of their obligations under this Agreement and all other Transaction Agreements contemplated hereby (the "Obligations") at all times. In the event that MSA Financial or the Company fails to satisfy any Obligation when any such obligation is required to be satisfied, NGM will promptly satisfy or cause to be satisfied said Obligation in place of MSA Financial or the Company. NGM will pay, reimburse and indemnify the Purchaser for any and all damages, costs, expenses, losses and other liabilities that the Purchaser may sustain, arising or resulting from the failure of MSA Financial or the Company to satisfy any of its Obligations. NGM's guaranty of the obligations of the Company under the Agreement applies only to those Obligations required to be performed prior to the Closing.

                 The liability of NGM hereunder is direct, immediate, absolute, continuing and unconditional. NGM hereby waives diligence, presentment, demand, protest and notice of any kind and agrees that the Purchaser will not be required to pursue or exhaust any remedies it may have against MSA Financial or the Company or to take any other action against MSA Financial or the Company as a condition to the enforcement of this guarantee. NGM will not be discharged or released by reason of the discharge or release of MSA Financial or the Company for any reason, including, without limitation, a discharge in bankruptcy, receivership or other proceeding.

         5.       Conditions.

                  5.1. Conditions to Purchaser's Obligation. The Purchaser's obligation to purchase the Shares is subject to the satisfaction, prior to or at the Closing, of each of the following conditions:

                           (a) Representations and Warranties. The
representations and warranties contained in section 2 will have been true and correct when made and will be true, correct and complete on and as of the Closing Date and with the same force and effect as though made at that time.

                           (b) Officer's Certificate. The Purchaser will have
received a certificate of the President of each of NGM, MSA Financial, and the Company certifying that NGM, MSA Financial, and the Company, respectively, have performed and complied with all conditions and agreements required to be performed or complied with by it prior to the Closing under this Agreement and certifying as to the matters set forth in subsection 5.1(a).

                           (c) Articles, By-Laws, Etc. The amendments to the
Company's by- laws set forth in Exhibit 3 will have been adopted and be in effect at the time of the Closing, and the Purchaser will have received: (i) copies of the articles of incorporation, as amended, of NGM, MSA Financial, the Company, and each Subsidiary, certified by the secretary of state of their respective states of incorporation, listing all amendments to their respective articles of incorporation then on file in their offices; (ii) certificates of the appropriate secretaries of state as to the legal existence and/or good standing of each of NGM, MSA Financial, the Company, and each Subsidiary; (iii) copies of by-laws, certified by the Secretary of each of NGM, MSA Financial, the Company and each Subsidiary; (iv) copies, certified by the Secretary of each of NGM, MSA Financial, and the Company, of the votes adopted by the directors of each of NGM and the Company relating to the authorization, execution and delivery of this Agreement, the issuance, sale and delivery of the Shares hereunder, and the performance of all other transactions contemplated hereby; and (v) such other certificates and documents as the Purchaser may reasonably request.

                           (d) Satisfactory Examination. The Purchaser will not
have learned, through its examination of the Company and the Subsidiaries pursuant to this Agreement, of any information concerning the Company or any Subsidiary that the Purchaser in its reasonable discretion determines to be materially adverse.

                           (e) Legal Opinion. The Purchaser will have received
an opinion dated the Closing Date from counsel to NGM, MSA Financial, the Company and the Subsidiaries in form and substance acceptable to the Purchaser and its counsel.

                           (f) Only Subsidiaries. The only subsidiaries of the
Company will, as of the Closing Date, be the Subsidiaries.

                           (g) Proceedings and Documents. All corporate and
other proceedings in connection with the transactions contemplated by this Agreement and all Transaction Agreements contemplated hereby and instruments incident to this Agreement and the Transaction Agreements will be reasonably satisfactory in substance and form to the Purchaser and the Purchaser's counsel.

                           (h) Amendment to Pooling Agreement. MSAAC's
participation under the MSA Group Reinsurance Agreement among NGM, MSAAC, and Old Dominion (the "Pooling Agreement") will have been increased to fifty-five percent (55%) from its current level of forty percent (40%). The Pooling Agreement will have been amended in substantially the form attached as Exhibit 4, and will provide from and after the date established therein (the

"Change Date") (which will in no event be later than January 1, 1997), for a prospective change in the Pooling Agreement, whereby MSAAC will begin to earn or incur, as the case may be, fifty-five percent (55%) of the premium earned and losses incurred beginning on the Change Date, MSAAC will participate in fifty-five percent (55%) of the loss reserve development for losses incurred up to and including the period ending immediately prior to the Change Date, and NGM will pay to MSAAC an amount necessary to provide MSAAC with a total of fifty-five percent (55%) of the unearned premium reserve and the loss and loss adjustment expense reserve in respect of the business subject to the Pooling Agreement. Old Dominion will retain its five percent (5%) participation under the Pooling Agreement.

                           (i) Management and Investment Management Agreements.
NGM, the Company, and the other parties thereto will have entered into the Management Agreement attached as Exhibit 5 and the Investment Management Agreement attached as Exhibit 6; provided, however, that this condition will be waived if the only remaining impediments to the effectiveness of such agreements are required regulatory approval that have not yet been received and NGM and the Company have made a good-faith effort to obtain such approvals. In the event this condition is waived for the foregoing reason, NGM and the Company will nevertheless continue to make a good-faith effort to obtain the necessary approvals as soon as possible after the Closing.

                  5.2 Conditions to NGM's and the Company's Obligations. NGM's obligation to effect the reorganization described in section 1 and the Company's obligation to issue and sell the Shares to the Purchaser are subject to the satisfaction, prior to or at the Closing, of each of the following conditions:

                           (a) Representations and Warranties. The
representations and warranties contained in section 3 will have been true and correct when made and will be true, correct and complete on and as of the Closing Date and with the same force and effect as though made at that time.

                           (b) Officer's Certificate. NGM and the Company will
have received a certificate of the President of the Purchaser certifying that the Purchaser has performed and complied with all conditions and agreements required to be performed or complied with by it prior to the Closing under this Agreement and certifying as to the matters set forth in subsection 5.2(a).

                           (c) Articles, By-Laws, Etc.. NGM and the Company will
have received: (i) a copy of the Purchaser's certificate of incorporation, as amended, certified by the Secretary of State of Delaware, listing all amendments then on file in his office; (ii) a certificate of the Secretary of State of Delaware as to the good standing of the Purchaser; (iii) a copy of the Purchaser's by-laws, certified by the Secretary of the Purchaser; (iv) a copy, certified by the Secretary of the Purchaser, of the vote or votes of the directors of the Purchaser relating to the authorization, execution, and delivery of this Agreement, the purchase of the Shares hereunder, and the performance of all other transactions contemplated hereby; and (v) such other certificates and documents as NGM and the Company may reasonably request.

                           (d) Legal Opinion. NGM and the Company will have
received an opinion dated the Closing Date from counsel to the Purchaser in form and substance acceptable to NGM and its counsel.

                           (e) Purchase of Outstanding Shares. MSA Financial
will have
succeeded in purchasing all of the outstanding shares of the Company's outstanding common stock owned by individual shareholders as provided in section
6.2 and will own 183,179 shares of the Company's common stock.

                           (f) Proceedings and Documents. All corporate and
other proceedings in connection with the transaction contemplated by the Agreement and all Transaction Agreements contemplated hereby will be reasonably satisfactory in substance and form to NGM and the Company and their counsel.

                  5.3. Conditions to All Parties' Obligations. All parties' obligations hereunder are subject to the satisfaction, prior to or at the Closing, of the following conditions:

                           (a) Shareholder Agreement. The Purchaser, MSA
Financial, and the Company will have entered into the New Shareholder Agreement in substantially the form attached hereto as Exhibit 7 and such agreement will be in full force and effect.

                           (b) Approvals and Consents. All approvals and
consents from the New Hampshire, New York and Florida insurance commissioners, the insurance commissioners or similar officials in other states, and all other persons or government entities that are required for the execution, delivery, and performance of the Agreement by any party will have been obtained and will be in full force and effect, and any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Shares contemplated hereby will have expired or will have been terminated.

                           (c) No Orders. No order of any court or
administrative agency will be in effect which restrains or prohibits any transaction contemplated hereby.

                           (d) Litigation. No action, suit or proceeding will
have been instituted
and be continuing by any governmental or regulatory body or any other person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or is reasonably likely to have a material adverse effect upon the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of the Company or any Subsidiary.

         6.       Additional Agreements

                  6.1 Amendment to Articles. Prior to the Closing, the Company will amend its articles of incorporation to increase the number of authorized shares of the Company's capital stock to 20 million shares of $.01 par value common stock.

                  6.2 Purchase of Shares; Issuance of Non-Voting Stock or Stock Appreciation Rights. Prior to the Closing, MSA Financial will use its best efforts to purchase all outstanding shares of the Company's stock owned by the officers, directors, and key employees of the Company and NGM. Before or after the Closing, the Company may, in its discretion, implement a plan whereby officers, directors, and key employees of the Company or NGM may purchase stock appreciation rights, non-voting common stock, or other securities or instruments carrying economic benefits comparable to those of the Company's voting common stock but without any voting rights, and the Company may amend its articles of incorporation as necessary to accomplish the same; provided that the total economic value of all securities or instruments issued pursuant to any such plan and outstanding at any one time will not exceed 10 percent of the value of the Company's issued and outstanding voting common stock.

                  6.3 Termination of Prior Agreement. Upon the Closing under this Agreement, the Old Stock Purchase Agreement will terminate, except that the representations and warranties in that agreement will survive as stated therein.

         7.       Right to Participate in Stock Issuances.

                  7.1. The Company will give the Purchaser and MSA Financial (hereinafter referred to collectively as the "Shareholders," and each individually as a "Shareholder") at least ninety (90) days' prior written notice of any issuance by the Company of any of its voting common stock or any instrument convertible into voting common stock of the Company. The notice will identify the number of shares to be issued, the proposed date of issuance, the name and address of the person or entity to whom the shares will be issued, and the price and other terms of the issuance. The notice will also include an offer (the "Offer") to sell to each Shareholder sufficient shares of voting common stock of the Company (the "Offered Stock") so that the Shareholder may maintain the Shareholder's Proportionate Percentage (as hereinafter defined) of the voting common stock of the Company after consummation of the proposed issuance, at the same price and on the same other terms as are proposed for the sale or issuance, which Offer by its terms will remain open for a period of sixty (60) days from the date of receipt of the notice or, if longer, until the Shareholder has received all regulatory approvals required to allow the Shareholder to purchase such additional shares, provided that the Shareholder will use its best efforts to secure such approvals, up to a maximum of one hundred eighty (180) days in any event.

                  This Section 7.1 will apply to the initial registered public offering of the Company's voting common stock, except that in the event that the Company is unable to provide a notice containing all of the information described in this Section 7.1 ninety (90) days prior to the commencement of the public offering, it will nevertheless give written notice of the public offering at least ninety (90) days prior thereto, and will provide the remaining information (except for the names and addresses of the purchasers) as soon as practicable thereafter, and each Shareholder may accept the Offer at the public offering price prior to the commencement of the public offering.

                  7.2. Each Shareholder will give notice to the Company of its intention to accept an Offer prior to the end of the sixty (60) day period of the Offer to the Shareholders, setting forth the portion of the Offered Stock which the Shareholder elects to purchase.

                  7.3. Subject to the second paragraph of Section 7.1, not later than the closing of the sale or issuance as to which the Company has given notice under Section 7.1, each Shareholder will purchase from the Company, and the Company will sell to each Shareholder, the Offered Stock subscribed for by the Shareholder at the terms specified in the Offer.

                  7.4. In the event that either Shareholder does not subscribe for all of its share of the Offered Stock, the Company will have thirty (30) days from the end of the sixty (60) day period of the Offer to sell all or any part of the remaining Offered Stock to any other persons or entities, including the other Shareholder if the other Shareholder has subscribed for all of its share of the Offered Stock, in all material respects on terms and conditions which are no more favorable to such other persons or entities or less favorable to the Company than those set forth in the Offer.

                  7.5. Any Offered Stock not purchased by the Shareholders or other persons or entities in accordance with the Section 7 may not be sold or otherwise disposed of until it is again offered to the Shareholders under the procedures specified in this Section 7. This Section

7.5 will not apply to stock offered in the initial registered public offering.

                  7.6. For purposes of this Section 7, "Proportionate Percentage" means (a) the number of shares of voting common stock then owned by each Shareholder, divided by (b) the aggregate number of shares of the Company's voting common stock then outstanding.

                  7.7. The provisions of this Section 7 will terminate at such time as either Shareholder no longer owns at least five percent (5%) of the Company's outstanding voting common stock, regardless of whether a public offering has occurred.

         8. Cooperation on Future Projects. The Company, MSA Financial, NGM, and the Purchaser agree that they will cooperate in good faith to pursue, to the extent practicable, additional matters of potential mutual benefit, including but not limited to: (a) making employees of the Purchaser, including John J. Byrne, available, at and for commercially reasonable times, to consult with the Company, NGM, and its affiliates; (b) making Philip D. Koerner available, at and for commercially reasonable times, to consult with the Purchaser and its affiliates; (c) positioning MSAAC as Fund American's leading personal and small commercial lines carrier in areas east of the Mississippi River; (d) negotiating further financial support of the Company by the Purchaser; and (e) exploring joint opportunities in insurance and non-insurance operations, and other opportunities that may prove mutually beneficial.

         9.       Registration Rights.

    9.1. Piggyback Registration Rights. Whenever the Company proposes to register any common stock for its own or others' account under the Securities Act of 1933 (the "Securities Act") for a public offering for cash, the Company will give each Shareholder (as defined in section 7) prompt written notice of its intent to do so. Upon the written request of either Shareholder given within 30 days after receipt of such notice, the Company will use its best efforts to cause to be included in the registration all of the shares of the Company's stock held by the Shareholder which such Shareholder requests. If the Company is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any registration statement under this Section 9.1 (either prior to or subsequent to beginning the offering) that the number of shares to be sold by persons other than the Company is greater than the number of such shares which can be offered without adversely affecting the offering, the Company may reduce pro rata (based upon the number of shares requested to be included) down to zero the number of shares offered for the accounts of such persons to a number deemed satisfactory by the managing underwriter. No agreement of the Company will permit, nor will the Company permit, any person other than the Company or the Shareholders to participate in any registration under this paragraph unless any offering limitation as described in the foregoing sentence either applies only to the other persons or is apportioned according to the number of shares of common stock requested to be included in the registration by each participant.

    9.2. Demand Registration Rights. If, on any occasion (up to a maximum of three such occasions for each Shareholder, and a maximum of one for each Shareholder in any 12-month period) after the Company has completed a public offering of any securities under a registration statement under the Securities Act, either Shareholder requests the Company to file a registration statement under the Securities Act for a public offering of at least 25 percent of the shares of the Company's stock held by the Shareholder (but in no event for an aggregate offering price of less than $5 million), the Company will use its best efforts to register such shares as expeditiously as possible. No agreement of the Company will permit, nor will the Company permit, any other person or the Company to participate in any registration under this paragraph except with the consent of both Shareholders.

    9.3. Registration Procedures. All expenses incurred in connection with any registration under this Section 9 (including all registration, filing, qualification, printer's and accounting fees and the reasonable fees of counsel for the Company, but excluding underwriting commissions and discounts and excluding the fees and expenses of counsel for the Shareholders) will be borne by the Company. In connection with any registration under this Section 9, the Company will (i) use its best efforts to prepare and file with the Securities and Exchange Commission, as soon as reasonably practicable, a registration statement with respect to the Shareholder's or Shareholders' shares and use its best efforts to cause the registration to become effective promptly and remain effective for a period of at least 120 days (or any shorter period during which the Shareholder(s) sell all of the shares that they requested to be registered); (ii) use its best efforts to register and qualify the shares covered by the registration statement under such applicable state securities laws as are reasonably appropriate for the distribution of such Shares; and (iii) take any other actions that are reasonable and necessary to comply with the requirements of the Securities Act and the regulations thereunder, or the reasonable requests of the Shareholder(s), with respect to the registration and distribution of their shares.

    9.4. Notification. The Company will promptly notify each Shareholder whose shares are covered by any registration statement of any event which results in the prospectus included in the registration statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

    9.5. Indemnification by the Company. The Company will indemnify and hold harmless the Shareholders and each person who controls either Shareholder within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement relating to the Shareholders' shares (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Shareholders and each controlling person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action and will enter into an indemnification agreement with the Shareholders containing customary provisions, including provisions for contribution, as the Shareholders may reasonably request; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by either Shareholder or any controlling person of a Shareholder for inclusion in any registration statement.

    9.6. Indemnification by Shareholders. Each Shareholder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement relating to such Shareholder's shares of the Company's stock (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such controlling person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action and will enter into an indemnification agreement with the Company and each controlling person containing customary provisions, including provisions for contribution, as the Company or controlling person may reasonably request; provided, however, that a Shareholder will be liable in any case only to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Shareholder or a controlling person of the Shareholder for inclusion in any registration statement; and provided, further, that a Shareholder will not be liable under this section for any losses, costs, damages or expenses exceeding in aggregate the proceeds to the Shareholder in such offering.

    9.7. Reports Under Securities Exchange Act of 1934. With a view to making available to the Shareholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit the Shareholders to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts to satisfy the requirements of all such rules and regulations (including the requirements for public information, registration under the Securities Exchange Act of 1934, as amended, and timely reporting to the Commission) at the earliest possible date after its first registered public offering.

    9.8. Termination of Registration Rights. The registration rights of each Shareholder under sections 9.1 and 9.2 will terminate when all of the shares of the Company's stock owned by that Shareholder may be sold within a given three-month period pursuant to Rule 144 or another applicable exemption.

    10. Survival; Indemnification.

         10.1. Survival of Representations and Warranties. The representations and warranties contained in this Agreement, the Exhibits to this Agreement, the Disclosure Statement, and any other certificate, report or document delivered pursuant to or contemplated by this Agreement (collectively, the "Transaction Agreements") will survive the Closing until the third anniversary of the Closing Date; provided, however, that (i) the representations and warranties contained in Sections 2.9 (Tax), 2.21 (Undisclosed Liabilities), and 2.23 (Environmental), will survive until the expiration of the relevant statute of limitations governing such claims and (ii) the representations and warranties made in the last three sentences of Section 2.3 (Title to Securities) will survive forever. Neither the period of survival nor the liability of

    NGM, MSA Financial, or the Company or the Purchaser with respect to the representations and warranties of NGM, MSA Financial, and the Company and of the Purchaser, respectively, will be reduced by any investigation made at any time by or on behalf of the Purchaser or NGM, MSA Financial, and the Company, as the case may be. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties will survive as to that claim until the claim has been finally resolved.

         10.2. Indemnification. (a) The Purchaser and its affiliates, officers, directors, employees, agents, successors and assigns will be indemnified and held harmless by NGM, MSA Financial, and the Company for all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) (hereinafter a "Loss"), actually suffered or incurred by them (including, without limitation, any action brought or otherwise initiated by any of them), arising out of or resulting from:

         (i) the breach of any representation or warranty made by NGM, MSA Financial, or the Company contained in any of the Transaction Agreements; or

         (ii) the breach of any covenant or agreement by NGM, MSA Financial, or the Company contained in any of the Transaction Agreements.

     (b) NGM, MSA Financial, the Company, and their affiliates, officers, directors, employees, agents, successors and assigns will be indemnified and held harmless by the Purchaser for all Losses actually suffered or incurred by them (including, without limitation, any action brought or otherwise initiated by any of them), arising out of or resulting from:

         (i) the breach of any representation or warranty made by the Purchaser contained in any of the Transaction Agreements; or

         (ii) the breach of any covenant or agreement by the Purchaser contained in the Transaction Agreements.

     (c) To the extent that an Indemnifying Party's (as defined below) undertakings set forth in this Section 10.2 may be unenforceable, the Indemnifying Party will contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by an Indemnified Party (as defined below).

     (d) Any party seeking indemnification under this Section 10.2 (an "Indemnified Party") will give each party from whom indemnification is sought (an "Indemnifying Party") notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 45 days of such determination, stating the amount of Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which the right of indemnification is claimed or arises. The obligations and Liabilities of the Indemnifying Parties under this Section 10.2 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Section 10.2 ("Third Party Claims") will be governed by and contingent upon the following additional terms and conditions: if an

         Indemnified Party receives notice of any Third Party Claim, the Indemnified Party will give the Indemnifying Party notice of the Third Party Claim within thirty (30) days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice will not release the Indemnifying Party from any of its obligations under this Section 10.2 except to the extent the Indemnifying Party is materially prejudiced by the failure and will not relieve the Indemnifying Party from any other obligation or liability under this Section 10.2. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party will be entitled to assume and control the defense of the Third Party Claim at its expense and through counsel of its choice if it gives written notice of its intention to do so to the Indemnified Party within ten (10) days of the receipt of the notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Parties, then the Indemnified Party will be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party reasonably determines counsel is required, at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises its right to undertake the defense against any Third Party Claim as provided above, the Indemnified Party will cooperate with the Indemnifying Party in the defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto that are reasonably required by the Indemnifying Party. So long as the Indemnifying Party is contesting the Third Party Claim in good faith and on a timely basis, the Indemnified Party will not pay or settle the claim. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against the Third Party Claim, the Indemnifying Party will cooperate with the Indemnified Party in the defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto that are reasonably required by the Indemnified Party, and the Indemnifying Party will be permitted to join in the defense of the Third Party Claim and employ counsel at its own expense. No Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, unless the settlement provides a release of the Indemnified Party for the claim and the Indemnified Party has given its prior written consent, which will not be unreasonably withheld. To the extent that the Indemnifying Party acknowledges its obligation to indemnify the Indemnified Party in respect of a Third Party Claim and the Indemnified Party is conducting the defense of the claim, the Indemnified Party will not settle the claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld.

         10.3. Threshold to Indemnification. (a) No amount will be payable by any Indemnifying Party pursuant to Section 10.2(a) except to the extent that the aggregate amount of Loss indemnifiable under Section 10.2(a) exceeds $25,000. No amount will be payable by any Indemnifying Party pursuant to Section 10.2(b) except to the extent that the aggregate amount of Loss indemnifiable under Section 10.2(b) exceeds $25,000.

    11. Termination.

         11.1. Termination. This Agreement may be terminated at any time prior to the

    Closing:

         (a) by the Purchaser if, between the date of this Agreement and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in a material adverse effect upon the business, prospects, assets, condition (financial or otherwise) of the Company or any Subsidiary, (ii) any representation or warranty of NGM, MSA Financial, or the Company contained in this Agreement is not true and correct in all material respects when made and, in the case of a breach reasonably susceptible to cure, is not cured within thirty (30) days after the breaching party receives written notice of the breach, (iii) NGM, MSA Financial, or the Company does not comply in all material respects with any covenant or agreement to be complied with by it and contained in this Agreement and, in the case of a breach reasonably susceptible to cure, does not cure the breach within thirty (30) days after receiving written notice of the breach, or (iv) NGM, MSA Financial, the Company, or any Subsidiary makes a general assignment for the benefit of creditors, or any proceeding is instituted by or against NGM, MSA Financial, the Company, or any Subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization; or

         (b) by NGM, MSA Financial, or the Company if, between the date hereof and the time scheduled for the Closing: (i) any representation or warranty of the Purchaser contained in this Agreement is not true and correct in all material respects when made, and, in the case of a breach reasonably susceptible to cure, is not cured within thirty (30) days after the Purchaser receives written notice of the breach, (ii) the Purchaser does not comply in all material respects with any covenant or agreement to be complied with by it and contained in this Agreement, and, in the case of a breach reasonably susceptible to cure, does not cure the breach within thirty
    (30) days after receiving written notice of the breach, or (iii) the Purchaser makes a general assignment for the benefit of creditors, or any proceeding is instituted by or against the Purchaser seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization; or

         (c) by NGM, MSA Financial, the Company or the Purchaser if the Closing has not occurred by June 30, 1997; provided, however, that the right to terminate this Agreement under this Section 11.1(c) will not be available to any party whose failure to fulfill any obligation under this Agreement is the cause of, or has resulted in, the failure of the Closing to occur on or prior to that date; or

         (d) by the mutual written consent of all parties.

         11.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 11.1, this Agreement will forthwith become void and there will be no liability on the part of any party hereto except (a) as set forth in Section 13 and (b) that nothing herein will relieve any party from liability for any breach of this Agreement. In the event of such termination, the Old Stock Purchase Agreement and the Old Shareholder Agreement will remain in effect until terminated in accordance with the terms thereof.

    12. Amendments and Waivers. This Agreement may be amended by a writing executed by the Company and the Purchaser. Any provision of this Agreement may be waived only by a writing executed by the party having the right to enforce the provision.

         13. Costs and Expenses. Each party will be responsible for all costs and expenses incurred by it in connection with the preparation, execution and delivery of this Agreement and the Shares and other instruments and documents to be delivered hereunder and all future amendments to any of the foregoing, including fees for legal counsel, independent public accountants, and other outside experts.

         14. Brokers. There is no broker, finder or similar person who has represented NGM, MSA Financial, the Company or the Purchaser in connection with the transactions contemplated by this Agreement, except that Alex. Brown has represented NGM, MSA Financial, and the Company in connection therewith. Each party will indemnify and hold harmless the other and its officers, agents, and employees from any claim, damage, expense, fee or commission asserted by any person purporting to have acted in any such capacity.

         15. Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of NGM, MSA Financial, the Company and the Purchaser and their respective successors and assigns, but no party will have the right to assign any of its rights hereunder without the prior written consent of the others, except that the Purchaser may assign this Agreement and its rights hereunder to any of its wholly owned subsidiaries.

         16. Notices. Any notice required or permitted by this Agreement will be sent by United States mail, first class postage prepaid, return receipt requested and addressed to:

         The Company,               55 West Street
         MSA Financial,             Keene, New Hampshire 03431
         and/or NGM:                Attention:  Philip D. Koerner, Chairman and
                                                Chief Executive Officer

         With a copy to:            Cordell A. Johnston, Esquire
                                    Orr & Reno, P.A.

                                    One Eagle Square
                                    P. O. Box 3550
                                    Concord, New Hampshire 03302-3550

         The Purchaser:             80 South Main Street
                                    Hanover, New Hampshire 03755
                                    Attention:
                                    K. Thomas Kemp, Executive Vice President

         With a copy to:            Jon S. Rand, Esquire
                                    Willkie Farr & Gallagher
                                    One Citicorp Center
                                    153 East 53rd Street
                                    New York, New York 10022-4669

         17. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New Hampshire.

         18. Severability. In the event that any provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction in any jurisdiction, the provision will, as to that jurisdiction, be ineffective to the extent declared invalid or unenforceable without affecting the validity or enforceability of the other provisions of this Agreement, and the remainder of this Agreement will remain binding on the parties. However, in the event that any provision is declared unenforceable due to its scope, breadth or duration, then it will be limited to the scope, breadth or duration permitted by law or governmental authority and will continue to be fully enforceable as so limited.

         19. No Third Party Beneficiaries. This Agreement is for the benefit of the parties hereto and is not intended to confer upon any other person any rights or remedies hereunder.

         20. Captions. The article and section headings in this Agreement are inserted for convenience of reference only, and will not affect the interpretation of this Agreement.

         21. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will be considered one and the same agreement.

         22. Construction of Agreement. None of the parties hereto or their respective counsel will be deemed to have drafted this Agreement for purposes of construing the terms hereof. The language in all parts of this Agreement will in all cases be construed according to its fair meaning, and not strictly for or against any party hereto.

                                              MAIN STREET AMERICA HOLDINGS, INC.


                                              By_________________________

                                              MAIN STREET AMERICA FINANCIAL
                                               CORPORATION

                                              By_________________________


                                              NATIONAL GRANGE MUTUAL INSURANCE
                                               COMPANY


                                              By_________________________


                                              FUND AMERICAN ENTERPRISES
                                               HOLDINGS, INC.


                                              By_________________________